                                                                  Exhibit 10.27

                            ASSET PURCHASE AGREEMENT

                                 by and between

                     UNITED STATES SURGICAL CORPORATION, and
                             CFC ASSETS CORPORATION

                                 as Sellers, and

                        COLUMBUS FARMING CORPORATION, and
                          ALEXION PHARMACEUTICALS, INC.

                                  as Purchasers

                          Dated as of February 9, 1999

                     ASSET PURCHASE AND REVERSION AGREEMENT

This Asset Purchase and Reversion Agreement (the "Agreement"), dated as of February 9, 1999, is by and between United States Surgical Corporation (hereinafter "USSC"), a corporation organized and existing under the laws of the State of Delaware and having principal offices at 150 Glover Avenue, Norwalk, Connecticut, CFC Asset Corporation (hereinafter "CAC"), a corporation organized and existing under the laws of the State of Delaware and having principal offices at 150 Glover Avenue, Norwalk, Connecticut (USSC and CAC hereinafter collectively referred to as the "Sellers"), and Alexion Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 25 Science Park, Suite 360, New Haven, CT 06511 (hereinafter referred to as "Alexion"), and Columbus Farming Corporation (hereinafter "CFC"), a corporation organized and existing under the laws of the State of New York and having principal offices at 304 Stone House Road, Sherburne, New York 13460 (Alexion and CFC hereinafter collectively referred to as the "Purchasers") (Sellers and Purchasers collectively hereinafter referred to as the "Parties"). Capitalized terms used in this Agreement shall have the meanings given to them upon their first use or in Section 16 hereof.

                                   WITNESSETH

      WHEREAS, USSC has been engaged in the business of the design, manufacture, distribution and/or sale of medical devices, and has invested in technologies in the field of xenotransplantation; and

      WHEREAS, USSC holds licenses to certain intellectual property used by Sellers in the said field; and

      WHEREAS, USSC and Alexion have worked cooperatively in the development of such xenotransplantation technologies, but USSC has decided to concentrate on certain core businesses and therefore Sellers desire to divest themselves of their business, properties and assets heretofore or currently used in connection with their xenotransplantation business (the "Business"); and

      WHEREAS, Sellers desire to sell and the CFC desires to buy, on the terms and conditions set forth in this Agreement, the assets of the Business; and USSC and Alexion have agreed that the licenses to certain intellectual property granted by Alexion to USSC shall terminate and the technology and rights revert to Alexion or shall otherwise be transferred to Alexion, all as set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

      Section 1. Purchase and Sale of Purchased Assets.

      (a) Subject to and upon the terms and conditions of this Agreement, the Sellers covenant and agree to sell, assign, transfer and convey to the Purchasers and the CFC agree to purchase from the Sellers, on the Closing Date (as hereinafter defined), the assets of the Business which are listed below:

            (i) The land (with the buildings and improvements thereon) described in Schedule l(a)(i) hereto which the Parties agree shall be conveyed to CFC as of the Closing Date;

            (ii) All machinery and equipment, fixtures, furniture, furnishings, tooting and instruments, which are used exclusively in the Business, including without limitation, assets that are listed on Schedule l(a)(ii) hereto and any other assets used exclusively in the Business acquired by the Sellers from the date hereof to the Closing Date which the Parties agree shall be transferred to CFC as of the Closing Date;

            (iii) All of the Sellers' inventories and supplies including, without limitation, raw materials, work-in-process and finished goods related to the Business, (the "Inventory" except that "Inventory," shall be deemed not to include livestock and biological materials which is part of the "Licensed Technology" (hereinafter defined)), and the Parties agree that the Inventory shall be transferred to CFC as of the Closing Date;

            (iv) All Sellers' interest in the corporate name "Columbus Farming Corporation", as well as CAC's post office box and telephone and facsimile numbers shall be transferred to CFC as of the Closing Date;

            (v) All rights and privileges of the Sellers under and pursuant to any contracts, leases, licenses, and agreements to the extent incident to and relating exclusively to the Business, all of which in an amount greater than $5,000 are listed in Schedule l(a)(v) hereto, and any such contracts, leases, licenses and agreements which are entered into in the ordinary course of the Business from the date hereof to the Closing Date, to the extent that such contracts are uncompleted and outstanding because, in the case of purchase contracts, services have not been rendered to the Sellers or products or supplies have not been received by the Sellers prior to the Closing Date, and, in the case of the sales contracts, products have not been shipped by the Sellers prior to the Closing Date shall be transferred to CFC as of the Closing Date;

            (vi) All supplier lists, books, records and papers (1) of the Sellers relaxing exclusively to the Business; and (2) of CAC; shall be transferred to CFC as of the Closing Date except to the extent they are part of the "Licensed Technology".

      The items of property referred to in Sections l(a)(i) through l(a)(vi) above, excluding the items described in Section 1(b) below, are hereinafter collectively referred to as the "Purchased Assets".

      (b) Excluded Assets. "Licensed Technology" (hereinafter defined) is excluded from the definition of "Purchased Assets". Excluded from this sale and from the definition of "Purchased Assets" is (i) the Adpro microwave transmitter and related equipment located at CAC's Sherburne, NY facility, and ii) all know-how specific to Sellers bioabsorbable compositions including, but not limited to, the chemistry, formulation or composition of polymers developed, acquired or licensed by USSC, specifically including those containing lysine diisocyanate (referred to as the "Bioabsorbable Know-how").

      Section 2. Assumption of Liabilities: Termination of Prior Agreement.

      I. Assumption of Liabilities.

      (a) Except as set forth in Section 2 (b) below, CFC shall assume any and all liabilities of the Sellers related exclusively to the Business set forth in clauses (i), (ii), (iii) and (iv) below (collectively, the "Assumed Liabilities"):

            (i) The obligations of the Sellers under the contracts described in Schedule l(a)(v) and the contracts which are entered into in the ordinary course of the Business and consistent with past practices from the date hereof to the Closing Date to the extent that such contacts are uncompleted and outstanding because, in the ease of purchase contracts, services have not been rendered to the Sellers or products or supplies have not been received by the Sellers, as the case may be, prior to the Closing Date and, in the case of sales contracts, products have nor been shipped by the Sellers prior to the Closing Date;

            (ii) The obligations of USSC under National Institute of Standards and Technology Cooperative Agreement No. 70NANB7H3065 (referred to as the "NIST Agreement").

            (iii) The obligations and liabilities, including product liabilities, relating to products manufactured or sold by Purchasers after the date of Closing and relating to the Business.

            (iv) All other liabilities and obligations arising out of or resulting from the conduct of the Business after the date of the Closing.

      (b) Accounts and other payables arising out of the conduct of the Business are specifically not assumed by the Purchasers and will be paid by Sellers when due.

      (c) (i) To the extent that the assignment of any contract or any license, permit, approval or qualification issued or to be issued by any government or agency or instrumentality thereof relating to the Business or the Purchased Assets including, without limitation, the Permits (defined below) to be assigned to the CFC or Alexion pursuant to this Agreement shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof. The Sellers shall use its reasonable commercial efforts, and the CFC or Alexion shall cooperate where appropriate, to obtain any consent necessary to any such assignment. If any such consent is not obtained, then the Sellers shall cooperate with the CFC and Alexion in any reasonable arrangement requested by CFC or Alexion designed to provide to the Purchasers the benefits under any such contract license, permit, approval or qualification and the Permits, including enforcement of any and all rights of the Sellers against the other party thereto arising out of breach or cancellation thereof by such other party or otherwise.

            (ii) Seller agrees to cooperate to the extent reasonably necessary to obtain approval of an Assignment of Seller's interest in the NIST Agreement to Alexion. This includes, without limitation, executing of any letters requested by Alexion directed to persons or entities designated by Alexion indicating that Sellers will no longer involved in the performance of the NIST Agreement and that the performance of its obligations will be undertaken by Alexion. Sellers shall also execute any other letters Alexion reasonably requires to obtain approval of the assignment of the NIST Agreement to Alexion.

      (d) Obligations of the Sellers relating to the Business but not assumed by Purchasers herein shall constitute the "Excluded Liabilities", which shall remain the responsibility of the Sellers after the Closing and shall not be obligations of the Purchasers.

      II. Termination of Prior Agreement.

      (a) "Licensed Technology" shall mean:

            (i) To the extent that any transferable rights currently obtain, all U.S. and foreign letters patent and patent applications of the Sellers (including all licenses with respect thereto), and Sellers' right, title and interest in all reissues, divisions, continuations-in-part, extensions thereof, and any other U.S. or foreign letters patent or patent applications claiming priority therefrom, and all licenses, technology, know-how, technical information, inventions, research records and other documentation, formulae, processes, techniques, technical information, manufacturing and engineering drawings and information and trade secrets; as set forth in any of subsections A and B, as follows:

                  (A) all that are being used exclusively in or relate exclusively to the Business; and

                  (B) all that are listed on Schedule 2 II (a)(i) hereto;

            (ii) All rights and privileges of the Sellers under and pursuant to the NIST Agreement, and all notebooks, data, knowledge and records (in whatever media) relating to the research conducted under said NIST Agreement and all results of the research conducted under said NIST Agreement (excluding Bioabsorbable Know-how);

            (iii) livestock and biological materials; and

            (iv) all rights, privileges, licenses, and assets granted or conveyed to USSC, including without limitation all licenses granted pursuant to the Joint Development Agreement, all assets and rights transferred to USSC pursuant to the Amendment to the Joint Development Agreement dated September 30, 1997, USSC Pigs referred to therein, and the Germline Constituents referred to therein.

      (b) Alexion and USSC hereby terminate their Joint Development Agreement dated as of July 31, 1995, as amended in the Amendment to Joint Development Agreement dated September 30, 1997 and Amendment No. 2 to Joint Development Agreement dated January 8, 1998 (as so amended, the "Joint Development Agreement"), and shall at Closing execute mutual general releases releasing each of them from any obligations whatsoever under or arising from said Joint Development Agreement, as amended, except for the obligations set forth in
Article 5 thereof. It is the intention of the parties by this Agreement that the Licensed Technology shall revert and are hereby transferred to and shall become the sole and exclusive property of Alexion, and USSC shall have no further rights or obligations with respect thereto other than the obligations set forth in Article 5 of the Joint Development Agreement.

      (c) To the extent that Sellers have any interest in any of the Licensed Technology which does not revert to Alexion as a result the termination of the Joint Development Agreement, the same shall nevertheless be deemed transferred and assigned to Alexion as of the Closing Date.

      Section 3. Purchase Price.

      Subject to and upon the terms and conditions of this Agreement, and as full and complete consideration for the sale of the assets set forth herein, Purchasers hereby agrees to pay to USSC $3,920,307.96 PLUS the assumption of the Assumed Liabilities (the "Purchase Price"). Notwithstanding anything in this Agreement to the contrary, no portion of the Purchase Price shall be deemed payable by Alexion, and no portion of the Purchase Price shall be deemed allocable to any property reverting, transferred, or to be transferred to Alexion pursuant to this Agreement.

      Section 4. Closing and Payment of Purchase Price.

      (a) A closing (the "Closing") shall take place at 10:00 a.m. on February 9, 1999 at the offices of the Sellers at 150 Glover Avenue, Norwalk, CT 06851 (the "Closing Date").

      (b) (i) On the Closing Date, the Sellers shall transfer to CFC by all necessary and appropriate bills of sale, deeds, assignments and other instruments, all right, title and interest of the Sellers in and to the Purchased Assets (and the Licensed Technology shall revert to and be transferred and assigned to Alexion) free and clear of all Liens, claims and encumbrances whatsoever (other than the "Irwin Lien", as hereinafter defined), and CFC shall deliver to USSC a promissory note (the "Note") in the amount of $3,920,307.96 (the form of which is attached hereto as Exhibit B), a mortgage on the real estate portion of the Purchased Assets (the form of which is attached hereto as Exhibit C), and a security agreement and appropriate UCC financing statements on the tangible personal property portion of the Purchased Assets (the forms of which are attached hereto as Exhibits D and E).

            (ii) UCC # 990050 in which the secured party is the United
States of America c/o Farm Service Agency is referred to as the "Irwin Lien." Sellers covenant that Sellers, at Sellers' sole cost and expense, will cause the Irwin Lien to be removed from the Purchased Assets on or before the sixtieth day after the Closing Date unless CFC, in its sole discretion, agrees that the Irwin Lien may remain in connection with an agreement reached between CFC and the debtors described in the Irwin Lien.

            (iii) If a certificate of occupancy has not yet been issued for any building or improvement on the real property described on Schedule l(a)(i), Sellers shall, at Sellers' sole cost and expense, cause it to be issued on or before the sixtieth day after the date of this Agreement.

      (c) On or before the date of the Closing, the Sellers shall:

            (i) deliver to the Purchasers at the Sellers' Sherburne, New York facility physical possession of all tangible Purchased Assets of the Business and Licensed Technology located therein;

            (ii) make available for pick-up by the Buyers such of the Purchased Assets as are located at USSC's facility in North Haven, Connecticut;

            (iii) if CFC has so requested, deliver letters to third parties from whom CAC has contracted for goods and services indicating that the contracts have been assigned to CFC and indicating that rights and warranties of CAC have been assigned to CFC;

            (iv) deliver share of stock of Agway, Inc. properly transferred to CFC free and clear of all Liens;

            (v) deliver titles to any vehicles, machinery or equipment for which titles have been issued which are part of the Purchased Assets properly transferred to CFC; and

            (vi) deliver any additional documents and make any payments as are required to transfer title from Sellers to Purchasers of any Purchased Assets and Licensed Technology as required pursuant to this Agreement fully paid and free and clear of any liens and encumbrances (except with respect to the Irwin
Lien).

            (vii) deliver the "Estimated Payables Amount" reflected on Schedule 4(e)(vii) to the trust account of Purchasers' attorneys', Golenbock, Eiseman, Assor & Bell via wire transfer. Purchasers attorneys shall be deemed authorized to disburse the "Estimated Payables Amount" to CFC on the date of the Closing and thereafter shall be free of any and all responsibilities with respect to such amount.

      (d) (i) Schedule 4(c)(vii) sets forth all of the payables which Sellers have estimated as arising from the purchase of assets by Sellers in connection with the Business on or before the date of the Closing and the operation of the Business on or before the date of the Closing. CFC shall apply the Estimated Payables Amount to the payment of the payables of CAC and/or USSC arising from the purchase of assets by one or both of them in connection with the Business on or before the date of the Closing and the operation of the Business on or before the date of the Closing. CFC may also elect to pay such payables out of its own funds, but CFC is not obligated to do so. To the extent such payables are paid by CFC out of its own funds, the payment shall be reimbursed by Sellers. Notwithstanding anything herein to the contrary, Purchasers do not assume responsibility for the payment of any of the payables of Sellers except to the extent CFC has agreed to apply the Estimated Payables Amount received by it to the payables. If the Estimated Payables Amount is insufficient to pay such payables, Sellers agree to pay the balance of the payables and to reimburse CFC for any portion of the balance paid by CFC except for the payables to Lok-n-Log, Double L Group, and Cool Care Mechanical.

            (ii) On or before the sixtieth day after the date of the Closing (the "Reconciliation Date") CFC shall submit to Sellers a schedule of the payments made from the Estimated Payables Amount and the bills as CFC shall have received supporting the payments made. If the aggregate of the amounts paid by CFC on account of the payables is less than the Estimated Payables Amount, CFC shall pay USSC the difference on or before the tenth day after the Reconciliation Date. If the aggregate of the amounts paid by CFC on account of the payables is more than the Estimated Payables Amount, USSC shall pay CFC the difference on or before the tenth day after the Reconciliation Date. If USSC fails to pay CFC any amounts owed CFC in accordance with this subsection (d), the same shall be a credit to CFC which CFC may apply against payments due USSC pursuant to the Note until the credit has been exhausted.

      (e) As of the date of the Closing, all warranties inuring to the benefit of CAC from any contractors, manufacturers, and/or suppliers shall be deemed assigned to CFC. At any time after the date of the Closing, if CFC so requests, Sellers shall deliver letters to third parties from whom CAC has contracted for goods and services in connection with the Business indicating that the contracts have been assigned to CFC and indicating that rights and warranties of CAC have been assigned to CFC.

      Section 5. Representations and Warranties of the Sellers.

      The Sellers hereby represent and warrant to the Purchasers as follows:

      (a) Due Organization: The Sellers are corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite power and authority to own, lease and operate their properties, to carry on their businesses as presently conducted by them, to enter into this Agreement and the other instruments and agreements of the Sellers provided for herein, and to consummate the transactions contemplated hereby and thereby.

      (b) Authorization. The execution and delivery by the Sellers of this Agreement and the other instruments and agreements of the Sellers provided for herein, and the performance of their obligations hereunder and thereunder, have been duly and validly authorized by all necessary action on their parts, and this Agreement and all other such instruments and agreements delivered or to be delivered by the Sellers in connection wit the transactions contemplated hereby are, or (when executed and delivered in accordance herewith) will be, the legal, valid and binding obligations of the Sellers, enforceable against them in accordance with their respective terms.

      (c) Non-Contravention. Neither the execution and delivery by the Sellers of this Agreement, nor the performance by them of their obligations hereunder and thereunder will, or with the giving of notice or the lapse of time, or both, would:

            (i) conflict with, result in a breach of, or constitute a default under, any provision of the organizational documents of the Sellers or of any contract, indenture, lease, sublease, loan agreement, restriction, Lien or other obligation or liability to which the Sellers are parties or by which either of them are bound, or result in or create in any party the right to accelerate, terminate, modify or cancel any contract, license, indenture, lease, sublease or loan agreement to which the Sellers are parties or by which they, or any of their properties or assets, is affected or bound;

            (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Sellers; or

            (iii) result in the creation or imposition of any Lien upon any of the Purchased Assets or Licensed Technology.

      (d) Asset Listing. The Sellers have delivered to the Purchasers a true and complete listing of the purchase price of the machinery and equipment related to the Business dated December 31, 1998 (the "Asset Listing"), which is attached hereto as Exhibit A. The Asset Listing has been prepared from the books and records of the Sellers and fairly presents such assets at the specified date, and there have been no material changes in such Asset Listing since said date.

      (e) Title to Purchased Assets; Condition of Purchased Assets. The Sellers have good and marketable title to and possession of all the Purchased Assets and the Licensed Technology, free and clear of all Liens; and, to the best of Sellers' knowledge and belief, no interest in or right to any such Purchased Assets or the Licensed Technology is held, legally or beneficially by any person or entity other than the Sellers. Purchased Assets have been properly maintained and are in good operating condition, reasonable wear and tear excepted, and there exists no outstanding notice of any violation of any statute relating to them or to the Licensed Technology.

      (g) Intellectual Property. Schedule 2 II (a)(i) sets forth a complete and accurate list of all of the United States and foreign patents, and/or applications therefor that are owned, possessed or held by the Sellers and used in the conduct of the Business (the "Intellectual

Property"). Unless otherwise indicated in such Schedule 2 II (a)(i), to the best of Sellers' knowledge and belief, the Sellers exclusively owns the entire right, title and interest in and to each item of Intellectual Property free and clear of the rights of any other persons or entities (other than Purchasers).

      (h) Contracts. Schedule 1(a)(v) lists all material contracts, leases, agreements, letters of intent and commitments, whether written or oral, of an amount equal to or greater than $5,000, to which the Sellers are a party or by which the Sellers or any of the Purchased Assets or the Licensed Technology are bound and which relate to the conduct of the Business (collectively, the "Contracts"). Except as set forth in such Schedule 1(a)(v), (i) all of the Contracts were entered into in the ordinary course of the Business, (ii) all of the Contracts are currently in full force and effect, binding upon the parties thereto, and enforceable against them in accordance with their terms, (iii) to the best of Sellers' knowledge, the Sellers are complying in full with the terms and provisions thereof, (iv) to the best knowledge of the Sellers, the other parties to all of the Contracts are complying in full with the terms and provisions thereof, (v) there are no progress payments, advances, or arrearages in connection with any of the Contacts except as set forth on Schedule 1 (a)(v), and (vi) the consummation of the transactions contemplated hereby will not impair any right or privilege enjoyed by the Sellers or the Purchasers under any Contract, or give rise to any right of termination or cancellation thereunder or diminution of rights.

      (i) Consents of Third Parties. No consent, approval or agreement of any Person, party, court, government or entity is required to be obtained by the Sellers in connection with the execution and delivery of this Agreement or the other instruments or agreements provided herein or therein, or the consummation of the transactions contemplated hereby or thereby.

      (j) Litigation. There is no litigation, arbitration, claim, governmental or other investigation or proceeding (formal or informal) pending or, to the best knowledge of the Sellers, threatened with respect to the Business, or the Purchased Assets, or the Licensed Technology, or the transactions contemplated hereby and to the best knowledge of the Sellers there exists no basis or grounds for any of the foregoing. To the best knowledge of the Sellers, the Sellers are not in violation of, or in default with respect to, any order, judgment or decree applicable to the Business or the Purchased Assets or the Licensed Technology, and are not required to take any remedial action in order to avoid such violation or default.

      (k) Legal Matters. The Sellers are in compliance with all applicable laws, including, without limitation, all environmental laws and other laws and regulations of governmental agencies in connection with the Business and the real property described in Schedule 1 (a)(i) and the buildings and improvements thereon, except for any failure to comply which individually or in the aggregate would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CAC or CFC.

      (l) No Broker. No agent, broker, person or firm acting on behalf of the Sellers, or under its authority, is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with this Agreement or any of the transactions contemplated hereby.

      (m) New York Lien Law. Seller shall comply wit its obligations pursuant to
Section 13 of the New York Lien Law.

      (n) NIST Agreement. Sellers have received no notice of default with respect to the NIST Agreement, and to the best of Seller's knowledge, Sellers are not in default of any of their obligations pursuant to the NIST Agreement.

      (o) Franchise Taxes. All franchise taxes due to date for USSC and CAC have been paid to date. If they have not, Sellers promise to pay them.

      (p) Certificates of Occupancy. All work performed in connection with any construction on the real property described on Schedule l(a)(i), including without limitation, work performed by Westcott Simpson and its subcontractors and materials supplied by its materialmen have as been fully completed and paid for.

      (q) Liens. The Licensed Technology and the Purchased Assets are not subject to any lien or security interest (excluding the Irwin Lien).

      (r) Residents. No person resides or has the right to reside on the real property described on Schedule 1(a)(i) except that John Roma, an employee of CAC, has been required to live on the real property as a part of his employment through the date of this Closing. John Roma has no tenancy in or continuing right to reside on the real property after the termination of his employment by CAC as of the Closing Date.

      Section 6. Representations and Warranties of the Purchasers. The Purchasers represents and warrants to the Sellers as follows:

      (a) Due Organization. Alexion is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite corporate power and authority to enter into this Agreement and the other instruments and agreements to be delivered by it hereunder, and to consummate the transactions contemplated hereby and thereby. CFC is a corporation duly organized, validly existing and in good standing under the laws of New York with all requisite corporate power and authority to enter into this Agreement and the other instruments and agreements to be delivered by it hereunder, and to consummate the transactions contemplated hereby and thereby.

      (b) Authorization. The execution and delivery by the Purchasers of this Agreement and the other instruments and agreements of the Purchasers provided for herein, and the performance of their obligations hereunder and thereunder, have been duly and validly authorized by all necessary action on their parts, and this Agreement and all other such instruments and agreements delivered or to be delivered by the Purchasers in connection with the transactions contemplated hereby are, or (when executed and delivered in accordance herewith) will be, the legal, valid and binding obligations of the Purchasers, enforceable against them in accordance with their respective terms.

      (c) Non-Contravention. Neither the execution and delivery of this Agreement by the Purchasers nor the performance by the Purchasers of their obligations hereunder and thereunder will, or with the giving of notice or the lapse of time, or both, would:

            (i) conflict with, result in a breach of, or constitute a default under, any provision of the Purchasers' charters or by-laws, or of any contract, indenture, lease, sublease, loan agreement, Lien or other obligation or liability to which the Purchasers are parties or by which they are bound; or

            (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to or by which they or their properties are bound.

      (d) Litigation. There is no litigation, arbitration, claim, governmental or other investigation or proceeding (formal or informal) involving the transactions contemplated hereby pending or, to the best knowledge of the Purchasers, threatened, against the Purchasers and to the best knowledge of the Purchasers there exists no bases or grounds for any of the foregoing.

      (e) No Broker. No agent broker, person or firm acting on behalf of the Purchasers or under their authority, is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with this Agreement or any of the transactions contemplated hereby.

      (f) Consents of Third Parties. No consent, approval or agreement of any Person, party, court, government or entity is required to be obtained by the Purchasers in connection with the execution and delivery of this Agreement, or the other instruments and agreements provided herein or the consummation of the transactions contemplated hereby.

      Section 7. Covenants of the Sellers Pending the Closing.

      The Sellers covenant and agree that between the date of this Agreement and the Closing or termination of this Agreement prior to Closing:

      (a) The Sellers will not take any action, or omit to take any action, which action or omission would make any of the representations and warranties of the Sellers untrue or incorrect in any material respect at the Closing Date, and will not undertake any course of action inconsistent with this Agreement, or which would render any of the conditions to Closing by the Purchasers unable to be satisfied at or prior to the Closing Date.

      (b) The Purchasers and their officers, employees, and other agents, including accountants and counsel, shall have reasonable access to all of the books of account, records, permits, franchises, plans and other business records of the Sellers, at reasonable times during business hours, for the purpose of examining and inspecting the same and making copies of and extracts from such records and documents.

      (c) The Sellers will carry on the Business in the ordinary course, consistent with past practice. The Sellers will make no material change in the Purchased Assets or Licensed Technology, its business, contracts, accounting practices, methods of operation or management of its business and properties relating to the Business without the Purchasers' prior written consent.

      (d) The Sellers will use all reasonable efforts to (i) promptly make all filings and seek to obtain all authorizations required under the Sellers' Contracts and applicable laws with respect to the transactions contemplated hereby and will cooperate with the Purchasers with respect thereto, (ii) promptly take or cause to be taken all other actions necessary, proper or appropriate to satisfy the conditions set forth in Section 9 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein and therein as soon as practicable, and (iii) not take any action that would reasonably be expected to impair the ability of the Sellers to consummate the transactions contemplated by this Agreement at the earliest practicable time, including without limitation any action that would impair efforts to secure any required authorizations for such transactions. The reasonable efforts of the Sellers shall include, without limitation, good faith response, in cooperation with the Purchasers, to all requests for information, documentary or otherwise, by any governmental agency.

      Section 8. Covenants of the Purchasers Pending the Closing.

      The Purchasers hereby covenant and agree that between the date of this Agreement and the Closing or termination of this Agreement prior to the Closing:

      (a) The Purchasers will not take any action, or omit to take any action, which action or omission would make any of their representations and warranties untrue or incorrect in any material respect at the Closing Date, and will not undertake any course of action inconsistent with this Agreement, or which would render any of the conditions to Closing by the Sellers unable to be satisfied at or prior to the Closing Date.

      (b) The Purchasers will use all reasonable efforts to (i) promptly make all filings and seek to obtain all authorizations required to be made by the Purchasers under applicable laws with respect to the transactions contemplated hereby and will cooperate with the Sellers with respect thereto, (ii) promptly take or cause to be taken all other actions necessary, proper or appropriate to satisfy the conditions set forth in Section 10 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein and therein as soon as practicable, and (iii) not take any action that would reasonably be expected to impair their ability to consummate the transactions contemplated by this Agreement at the earliest practicable time, including without limitation any action that would impair efforts to secure any required authorizations for such transactions. The reasonable efforts of the Purchasers shall include, without limitation, good faith response, in cooperation with the Sellers, to all requests for information, documentary or otherwise, by any governmental agency.

      Section 9. Conditions Precedent to Closing by the Sellers.

      The obligations of the Sellers to sell the Purchased Assets and to consummate the transactions contemplated hereby are subject, at their sole option, to the fulfillment prior to or at the Closing of each of the following conditions:

      (a) All of the representations and warranties made by the Purchasers in this Agreement shall be true and correct in all respects both on and as of the date of this Agreement and on and as of the Closing Date.

      (b) The Purchasers shall have delivered the consideration set forth in
Section 4(b)(i) to the Sellers.

      (c) All consents, approvals, authorizations and registrations, qualifications or filings, required to have been made or obtained by the Purchasers to permit the consummation by the purchasers of the transactions contemplated hereby shall have been made or obtained, and all required authorizations, consents and approvals of third parties to permit the consummation of the transactions contemplated hereby shall have been obtained.

      (d) No action or proceeding before a court or other governmental body shall have been instituted or threatened by any government or agency thereof, or by any other third party, to restrain or prohibit the consummation of any of the transactions contemplated hereby.

      Section 10. Conditions Precedent to Closing by the Purchasers.

      The obligations of the Purchasers to purchase the Purchased Assets and to consummate the transactions contemplated hereby are subject, at its sole option, to the fulfillment prior to or at the Closing of each of the following conditions:

      (a) All of the representations and warranties made by the Sellers in this Agreement shall be true and correct in all respects both on and as of the date of this Agreement and on and as of the Closing Date.

      (b) All consents, approvals and authorizations and registrations, qualifications or filings, required to have been made or obtained by the Sellers to permit the consummation by the Sellers of the transactions contemplated hereby shall have been made or obtained, and all required authorizations, consents and approvals of third parties to permit the consummation by the Sellers of the transactions contemplated hereby shall have been obtained, except as otherwise specified herein. All required consents, approvals and authorizations of third parties to permit the consummation by the Purchasers of the transactions contemplated by this Agreement shall have been obtained, except as otherwise specified herein.

      (c) No action or proceeding before a court or other governmental body shall have been instituted or threatened by any government or agency thereof, or by any other third party, to restrain or prohibit the consummation of any of the transactions contemplated hereby.

      (d) The Purchasers shall have received from the Sellers appropriate documentation, reasonably satisfactory to the Purchasers, to transfer the Purchased Assets to the Purchasers.

      Section II. Indemnification.

      (a) The parties shall be entitled to rely upon the representations and warranties of the other parties set forth in this Agreement, and except as otherwise specifically provided herein, such representations and warranties shall survive the Closing and remain in full force and effect for a period of three years after the Closing and shall thereafter expire, except with respect to matters as to which notice has been given to the indemnifying party within three years of the Closing. Notwithstanding the foregoing, warranties and representations relating to title and authority matters shall survive indefinitely.

      (b) The Sellers hereby agree to indemnify and hold the Purchasers and their officers, directors, employees, stockholders, agents and representatives, harmless from and against and to pay for any loss, liability, claim, damage or expense (including costs of litigation and reasonable legal fees and expenses) (a "Loss") suffered or incurred by any such indemnified party based upon, arising out of or resulting from any of the following:

            (i) Any breach of any representation or warranty of the Sellers contained in this Agreement or any other agreement or document delivered by them pursuant hereto;

            (ii) Any breach of any covenant of the Sellers contained in this Agreement or any other agreement or document delivered by it pursuant hereto requiring performance after the Closing Date;

            (iii) Noncompliance with any so-called bulk sales law of any state applicable to the transactions contemplated hereby; and

            (iv) Excluded Liabilities.

      (c) The Purchasers hereby agrees to indemnify the Sellers, and their respective officers, directors, employees, stockholders, agents and representatives, against and hold the Sellers harmless from and against and to pay for any Loss suffered or incurred by the Sellers based upon, arising out of or resulting from any of the following:

            (i) Any breach of any representation or warranty of the Purchasers contained in this Agreement or any other agreement, certificate or document delivered by the Purchasers pursuant hereto;

            (ii) Any breach of any covenant of the Purchasers contained in this Agreement or any other agreement or document delivered by the Purchasers pursuant hereto; and

            (iii) Assumed Liabilities.

      (d) Promptly after any person entitled to indemnification under this
Section 11 (the "Indemnified Party") has received notice of or has knowledge of any claim against the Indemnified Party by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, it shall give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the Loss. The Indemnifying Party shall have right to defend, at its own expense and by its own counsel, any such matter so long as the indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof provided the settlement consists solely of payment of money by the Indemnifying Party. Such cooperation shall include, but shall not be limited to, furnishing the indemnifying Party with any personnel, books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter trough counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided however, that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like, provided, that the Indemnifying Party shall not be entitled to pursue or effect any settlement that involves anything other than the payment of money by the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim involving solely the payment of money by the Indemnifying Party, such settlement shall require as an unconditional term thereof that the Third Person deliver to the Indemnified Party a release from all liability in respect of such claim. After Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person's claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails to diligently pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith.

      (e) Anything to the contrary contained herein notwithstanding, neither party shall be entitled to recovery from the other party with respect to any inaccuracy or breach of any representation or warranty in Sections 5 or 6, hereof, as applicable, unless and until the amount of such Losses suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such inaccuracy or breach, shall exceed $40,000 calculated on a cumulative basis and not on a per item basis (the "Basket Amount"), and then only with respect to the excess over the Basket Amount, but in no event shall either party be liable to the other, in each case in an aggregate amount in excess of the Purchase Price; provided, that the Basket Amount shall not be applicable to any representations or warranties with respect to title or authority matters.

      Section 12. Termination of Agreement.

      (a) This Agreement may be terminated at any time prior to the Closing:

            (i) by mutual consent of the parties hereto;

            (ii) by the Sellers, on the one hand, or by the Purchasers, on the other hand, in the event of a material breach or default by the other party hereto of any provision of this Agreement and, in the case of a breach or default that is capable of being cured, continuation of such breach or default for a period of 30 days after written notice thereof shall have been given to the breaching party.

      (b) Upon termination of this Agreement as provided in paragraph (a) above, all obligations of the parties hereunder shall terminate, but such termination will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party which occurs prior to such termination with respect to any of his or its representations, warranties, covenants or agreements contained in this Agreement. The provisions of this
Section 12 and of Sections 16, 17 and 18 shall survive the termination of this Agreement.

      Section 13. Additional Covenants and Agreements.

      (a) Employee and Employee Benefit Matters.

            Employment Status. The Sellers agree that they shall terminate the employment of the Employees (as defined below) as of the date of Closing and that they shall not discourage the Employees from accepting employment with the Purchasers after the date of Closing. The Employees who accept such employment shall become Employees of the Purchasers immediately after the Closing. As used in this Section 13(a), "Employees" shall include all of those employees of the Business, both salaried and hourly, who are listed on Schedule 13(a) hereto. The parties hereto understand and agree that, to the maximum extent permitted by applicable law, such employment shall continue to be employment at will.

      (b) Books, Records and Information.

            (i) The Purchasers agree that all documents included in the Purchased Assets delivered to the Purchasers by the Sellers pursuant to this Agreement and all documents of the Business shall after the Closing be open for inspection by representatives of the Sellers at any time during regular business hours for reasonable and necessary purposes until such time as documents are destroyed or possession thereof is given to the other party as provided for in
Section 13(b)(ii) hereof and that the Sellers may during such period at their expense make such copies thereof as it may reasonably request for preparation of Sellers' tax returns. The Sellers agrees that all documents that are retained by the Sellers after the Closing Date and that are related to the Business (other than tax records of the Sellers) shall be open for inspection by representatives of the Purchasers at any time during regular business hours until such time as documents are destroyed or possession thereof is given up to the other party as provided for in Section 13(b)(ii) hereof and that the Purchasers may during such period at its expense make such copies thereof as they may reasonably request.

            (ii) Without limiting the generality of Section 13(b)(i), for a period ending on the sixth anniversary of the Closing Date, neither the Purchasers nor the Sellers shall destroy or give up possession of any item referred to in Section 13(b)(i) hereof without first offering to the other the opportunity, at such other's expense (but without any other payment) to obtain the same. Thereafter each party shall be free to dispose of any such item as it deems fit.

            (iii) The Purchasers shall use reasonable efforts to afford the Sellers access to employees who were previously employees of the Sellers, and remain in the employ of the Purchasers and the Sellers shall reasonably request for its proper business purposes, including, without limitation, the defense of legal proceedings. Such access may include interviews or attendance at depositions or legal proceedings. All out-of-pocket expenses reasonably incurred by the Purchasers in connection with this Section 13(b)(iii) shall be paid or promptly reimbursed by the Sellers.

      (c) Tax Matters.

            (i) Taxes Through Closing Date.

                  Sellers shall be solely responsible for and shall indemnify and hold harmless Purchasers for all Taxes of CAC for all periods and also with respect to the Business transferred to CFC and the Purchased Assets for or pertaining to all periods up to and including the Closing Date, and which shall be deemed included in "Excluded Liabilities." Purchasers shall be responsible for and indemnify and hold harmless Sellers for all Taxes with respect to the

Purchased Assets for or pertaining to all periods thereafter except that any Taxes imposed upon the ownership of Purchased Assets on a particular date, or similar tax, shall be prorated over the period ending on the Closing Date and the period thereafter. Any claim for indemnification hereunder shall be subject to the procedures set forth in Section II hereof.

            (ii) Cooperation and Exchange of Information. Purchasers shall provide Sellers with such cooperation and information as Sellers reasonably may request with respect to the filing of any Return, amended Return or claim for refund, the determination of a liability for Taxes, or a right to refund of Taxes, or the conduct of any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities, and records concerning the ownership and tax basis of property, which Purchasers may possess concerning the Business. Purchasers shall make its employees available to Sellers on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Notwithstanding the foregoing, Purchasers shall not be required to prepare any documents, or determine any information not ten in its possession in response to a request under this Section 13(c)(ii) Sellers shall reimburse Purchasers for any reasonable out-of-pocket costs incurred by Purchasers in providing any Return, document or other written information, and shall reimburse Purchasers for any reasonable out-of-pocket costs (excluding regular wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Except as otherwise provided in this Agreement, Purchasers shall retain all Returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the period of time beginning on the Closing Date and ending on the date on which taxes may no longer be assessed under the applicable statutes of limitation, including the period of waivers or extensions thereof Any information obtained under this Section 13(c)(ii) shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding.

            (iii) Purchasers and the Sellers recognize their mutual obligations pursuant to Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with each of their respective federal income tax returns.

            (iv) The Sellers shall pay any transfer tax in connection with the transfer of the real estate component of the Purchased Assets, and the Purchasers shall pay any mortgage recording tax in connection wit the mortgage of the real estate component of the Purchased Assets.

      Section 14. Remedies.

      The Sellers agree that the Purchased Assets are unique and that the Purchasers will be irreparably harmed in the event that this Agreement, including the obligations of the Sellers to sell and deliver the Purchased Assets to the Purchasers are not specifically enforced. The parties further agree it is impossible to measure in money the damage which will accrue by reason of a refusal by the Sellers to perform such obligations under this Agreement. Therefore, in the event that the Purchasers shall institute any action to enforce such obligations, the Sellers hereby acknowledges that the Purchasers do not have an adequate remedy at law and that injunctive or other equitable relief will not constitute any hardship upon the Sellers.

      Section 15. Definitions.

      As used in this Agreement, the following terms shall have the meanings ascribed to them below:

      (a) "Affiliate" means, when used with reference to a specified party, (i) any entity that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified party, and (ii) any entity of which the specified party is, directly or indirectly, the owner of an equity interest often (10) percent or more.

      (b) "Code" means the Internal Revenue Code of 1986, as amended.

      (c) "Lien" means any mortgage, lien, pledge, restriction, charge, security interest, claims, encumbrance, or right, title and interest of others.

      (d) "Person" means any individual, general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative, association or other form of organization.

      (e) "To the best of the Sellers' Knowledge" means all information which is currently and actually known by an executive officer or other managerial employee of the Sellers.

      Section 16. Confidentiality.

      Neither of the parties hereto shall disclose the terms of any non-public confidential information of the other parties hereto or any Affiliate thereof obtained in connection with the proposed transactions hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. The parties and their representatives shall, for a period of three (3) years from the date hereof, treat all information of the other parties as confidential (except to the extent that such information: (i) is now, or later comes to be, in the public domain, other than through the acts of the receiving party or its representatives in breach of this provision, (ii) can be shown to have been known by the receiving party prior to the time of disclosure to it by the other party, (iii) is later disclosed to the receiving party on a nonconfidential basis by a Person having no obligation to the disclosing party in regard thereto, (iv) is independently developed, as evidenced by written records, by the receiving party, or (v) is required to be disclosed by law.

      Section 17. Expenses.

      Whether or not the transactions contemplated by this Agreement are consummated, each party will pay its respective expenses, including all fees and expenses of counsel, accountants and other advisors, incurred in connection with the origination, negotiation, execution and performance of this Agreement.

      Section 18. Further Assurances.

      From time to time after the execution hereof, at the request of the Purchasers and without further consideration, the Sellers shall execute and deliver such other and further instruments of conveyance, assignment, transfer and consent, and take such other action as the Purchasers may reasonably request in connection with the transfer of the Purchased Assets and the business of the Sellers and for the more effective consummation of the transactions contemplated hereby.

      Section 19. No Public Announcement.

      Neither party shall make, or permit any of its directors, officers, employees, agents, advisors, Affiliates or representatives to make, any press release, public announcement or other public disclosure with respect to the existence of this Agreement or the transactions contemplated hereby or thereby without the prior consent of the other party, except as and to the extent that counsel for such party shall determine that such announcement or disclosure is required by law, rule, regulation or order of any governmental, regulatory or judicial body and provided that the text of any such proposed announcement or disclosure has been timely submitted to the other party for comment and such comments, if timely made, have been considered in good faith.

      Section 20. Entire Agreement.

      This Agreement (including all attachments hereto) comprise the entire agreement among the parties hereto as to the subject matter hereof and thereof, and supersede all prior agreements and understandings between them relating thereto. All of the provisions of the Agreement shall survive the Closing except as otherwise provided herein.

      Section 21. Amendments and Waivers.

      This Agreement may not be amended or modified, except by a writing executed by the parties hereto. No extension of time for, or waiver of the performance of, any obligation of any party hereto shall be effective unless it is made in a writing signed by the party granting such extension or waiver. Unless it specifically states otherwise, no waiver shall constitute or be construed as a waiver of any subsequent breach or non-performance.

      Section 22. Notices.

      Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given pursuant to this Agreement shall be in writing and shall be given in person or by telecopy or by certified or registered first-class mail or internationally recognized express courier delivery service addressed as follows:

If to the Sellers:             Columbus Farming Corporation
                               c/o United States Surgical Corporation
                               150 Glover Avenue
                               Norwalk CT 06S56
                               Attention: Legal Department

If to the Purchasers:          Alexion Pharmaceuticals, Inc.
                               25 Science Park, Suite 360
                               New Haven, CT 06511
                               Attention: Executive V.P. & C.E.O.

Any such address may be changed by any party by written notice to the other parties given in accordance herewith. Any notice shall be deemed to be given three (3) days after being placed for delivery so addressed with postage or other charges prepaid, provided, however, that any written notice actually received by any party in less than three (3) days shall be deemed to be given, for all purposes of this Agreement, at the time it is received.

      Section 23. Governing Law.

      This Agreement is made and shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof

      Section 24. Successors and Assigns.

      This Agreement shall inure to the benefit of, and be binding upon and enforceable against, the respective successors and assigns of the parties hereto.

      Section 25. Captions.

      Section headings and other captions are supplied herein for convenience only and shall not be deemed a part of this Agreement for any purpose.

      Section 26. Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one agreement.

      Section 27. Severability.

      If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be overly broad, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is overly broad, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                            UNITED STATES SURGICAL CORPORATION

                            By: /s/ Steven J. Amelio
                                ---------------------------------------

                            Name:  Steven J. Amelio
                                  -------------------------------------

                            Title: VP & Controller USSC
                                   ------------------------------------


                            CFC ASSETS CORPORATION

                            By: /s/ Steven J. Amelio
                                ---------------------------------------

                            Name:  Steven J. Amelio
                                  -------------------------------------

                            Title: VP
                                   ------------------------------------


                            COLUMBUS FARMING CORPORATION

                            By: /s/ Barry P. Luke
                                ---------------------------------------

                            Name:  Barry P. Luke
                                  -------------------------------------

                            Title: VP
                                   ------------------------------------


                            ALEXION PHARMACEUTICALS, INC.

                            By: /s/ Barry P. Luke
                                ---------------------------------------

                            Name:  Barry P. Luke
                                  -------------------------------------

                            Title: VP of Finance and Administration
                                   ------------------------------------